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                                                                Exhibit 10.2




                         PLATFORM CONSTRUCTION AGREEMENT

                                 BY AND BETWEEN

                                  AMFELS, INC.

                                       AND

                               CHILES OFFSHORE LLC

                                  April 6, 2000



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                                    CONTENTS

SECTION

1.       EFFECTIVE DATE
2.       COMMENCEMENT AND PROSECUTION OF THE WORK
3.       CONTRACT PRICE
4.       REPRESENTATIVES AND PROGRESS OF PLATFORM
5.       CHANGES AND ADDITIONAL WORK
6.       OWNER FURNISHED EQUIPMENT
7.       LIENS
8.       INSURANCE
9.       TITLE AND RISK OF LOSS
10.      DELIVERY
11.      WARRANTY
12.      INDEMNIFICATION PROVISIONS
13.      PATENT INDEMNITY
14.      FORCE MAJEURE
15.      INDEPENDENT CONTRACTOR
16.      DEFAULT
17.      LITIGATION
18.      NOTICE
19.      SUCCESSORS AND ASSIGNS
20.      GOVERNING LAW
21.      MODIFICATION OR WAIVER
22.      RELIANCE
23.      COMPUTATION OF TIME
24.      GENERAL LIMITATION OF LIABILITY
25.      WAIVER OF  CONSUMER RIGHTS AND REPRESENTATIONS OF  OWNER
26.      SEVERABILITY
27.      CONSTRUCTION
28.      VARIABLE LOAD
29.      TAXES AND DUTIES
30.      TITLE XI AMENDMENT
31.      CONFIDENTIALITY AND GRANT OF LICENSE

EXHIBIT A
         PAYMENT SCHEDULE

EXHIBIT B
         SPECIFICATIONS AND DESIGN DRAWINGS

EXHIBIT C
         TITLE XI PROVISIONS
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                         PLATFORM CONSTRUCTION AGREEMENT

         This Agreement including Exhibits A through C attached hereto which are incorporated by reference herein and made a part hereof ("Agreement"), entered into on the 6th day of April, 2000, by and between Chiles Offshore LLC a company organized under the laws of the State of Delaware ("Owner") and AMFELS, Inc, a corporation organized under the laws of the State of Texas (hereinafter referred to as "Builder") for the construction by Builder and purchase by Owner of one mobile, self-contained and self-elevating 475' leg length Keppel FELS MOD V-B class platform (the "Platform").


1.       EFFECTIVE DATE

                 The effective date ("Effective Date") of this Agreement shall be the date upon which the last of the following conditions shall have been met:

                  (i) Owner shall have raised equity for its investment in the Platform on terms satisfactory to the Owner and in an amount sufficient to satisfy the requirements of the United States Secretary of Transportation acting by and through the Maritime Administrator (the "Secretary") for the issuance of a letter commitment to guarantee obligations for the financing of the construction of the Platform under Title XI of the Merchant Marine Act, 1936 (such letter commitment the "Commitment") and shall have notified Builder thereof in writing; and

                  (ii) The Secretary shall have issued the Commitment on terms satisfactory to Owner, which Commitment may be conditioned upon additional requirements of the Secretary, provided such requirements are satisfactory to Owner, and Owner shall have notified Builder thereof in writing.

                 In the event that the Effective Date shall not have occurred by October 6, 2000, unless the parties shall otherwise agree, this Agreement shall terminate and shall be null and void and of no effect and neither party shall have any obligation to the other hereunder.

2.       COMMENCEMENT AND PROSECUTION OF THE WORK

         (a) Builder hereby agrees with Owner to commence the construction of the Platform at Builder's Shipyard at Brownsville, Texas ("Builder's Yard"), to prosecute in accordance with good shipyard practice to completion, and to deliver the Platform to Owner twenty-two (22) months after the Effective Date (such delivery date as the same may be extended under the terms of this Agreement is referred to herein as the "Delivery Date"), at Builder's Yard, a mobile, self contained and elevating platform (the "Platform"), in accordance with (i) the specifications for a 475' leg length platform developed by Keppel FELS Limited ("Keppel") for that certain contract between Keppel and Owner dated April 6, 2000 (said specifications the "Specifications" and said contract

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                  the "First Contract") (the said Specifications having been (or shall be, in instances where specifications, drawings, plans, and data are hereafter prepared) initialed by Builder and Owner as evidence of the parties' agreement thereto and being (and to be) hereby incorporated by reference as part of this Agreement), (ii) the certain rules of the American Bureau of Shipping (hereinafter referred to as the "ABS"), Rules for Building and Classing Mobile Offshore Drilling Units, 1997, with all amendments thereto issued to the date of Builder's request for class (provided, however, any amendments thereto issued subsequent to Keppel FELS Limited's request for class under the First Contract shall be changes subject to the provisions of Section 5 hereof) and the ABS Guide for Shipbuilding & Repair Quality Standard for Hull Structures During Construction with table 5.9 therein applicable in full without reservation, and (iii) the requirements of any other regulatory body ("Regulatory Body" or Regulatory Bodies") having jurisdiction in the premises as listed in the Specifications. Owner hereby agrees with Builder to purchase the Platform from Builder, and to pay Builder for same, all in accordance with the provisions of this Agreement.

         (b) If any conflict or inconsistency shall arise between this Agreement and the Specifications, this Agreement shall prevail. Similarly, if any conflict or inconsistency shall arise between the written Specifications and the Specification drawings, the written Specifications shall prevail. In the event of a dispute as to conformity with ABS classification requirements, the decision of the ABS shall be final.

         (c) In the event that any of the equipment or materials required to be furnished by Builder in the performance of the work under this Agreement cannot be timely procured or are in short supply, Builder may supply other functionally equivalent materials or equipment complying with the performance requirements of this Agreement and the Specifications.

3.       CONTRACT PRICE

         (a) As consideration for Builder's construction of the Platform in accordance with the terms of this Agreement, Owner agrees to pay Builder the sum of U.S. Dollars Seventy-Five Million ($75,000,000) subject to adjustment as provided in this Agreement (hereinafter referred to as the "Contract Price") to Builder's account as provided herein or at such other place as Builder may from time to time designate in writing to Owner.

         (b) The Contract Price shall be paid by Owner to Builder in installments as provided in Exhibit "A" attached to and made a part of this Agreement. Wire transfers shall be made to Builder's account at Citibank N.A. as follows:

                           Chase Bank of Texas, NA
                           1034 East Levee St.
                           Brownsville, Texas 78520

                           ACCOUNT NUMBER :06700278275

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                           ROUTING NUMBER: 113000609
                           Attention: Irv Downing


         (c) Builder shall submit to Owner invoices at least seven (7) working days prior to the date any payment is due under this Agreement.

         (d) Any agreed lump sum change order price shall be paid 50% of the change order price upon agreement thereto and the balance of 50% of the agreed change order price shall be paid upon delivery of the Platform. For change orders performed on time and material basis, payments shall be made monthly, in arrears, within ten (10) days of Owner's receipt of Builder's invoice therefor and in any event upon delivery of the Platform.

         (e) All costs for ABS and any other Regulatory Body approvals for the Platform are for the Builder's account with the exception of Owner Furnished Equipment and materials as provided in
                  Section 6 hereof.

         (f) Prior to delivery of the Platform, the Builder shall furnish evidence satisfactory to the Owner showing that no liens, claims, security interests or rights in rem of any kind have been or can be acquired against the Platform by, through, or under Builder.

         (g) Except as provided in the next sentence of this paragraph (g), all remaining payments, including progress payments, payments for change orders, and other sums owing by Owner to Builder under this Agreement must be paid in full at the time of delivery of the Platform under this Agreement and in any event prior to departure of the Platform from Builder's Yard. If Owner disputes in good faith any sums claimed by Builder under or in connection with this Agreement, Owner shall provide to Builder a corporate surety bond from a first class U.S. surety acceptable to Builder in a form reasonably satisfactory to Builder. Such bond shall be in an amount equal to 150% of the disputed sum. The bond must be executed and delivered to Builder at the time of delivery of the Platform under this Agreement and in any event prior to departure of the Platform from Builder's Yard.

         (h) All amounts owing to Builder by Owner hereunder shall bear interest at the lesser of the highest lawful rate or the rate of fifteen percent (15%) per annum from thirty (30) days after the date notice of failure to pay is received by Owner until paid in full.

4.       REPRESENTATIVES AND PROGRESS OF PLATFORM

         (a) Builder will furnish office space and parking facilities at the Yard for Owner's authorized representatives (the "Representatives"), who will have complete and unrestricted access to the Yard of Builder, or its subcontractors, where the Platform, or any portions thereof, or materials or equipment therefor are being stored, manufactured or constructed pursuant to this Agreement. The office provided to Owner will be complete with furniture and will have telephone,

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                  telefax, and duplicating facilities. Costs for long distance telephone calls, telefaxes, and duplicating supplies will be for Owner's account. Such Representatives shall have the right to make inspection of workmanship, material, equipment and supplies as the construction of the Platform progresses and shall notify Builder in writing of any deficiencies noted therein, and Builder will then take such steps as are necessary to correct such deficiencies. Builder shall give notice to Owner and its Representatives at least forty-eight
                  (48) hours in advance of the date and place of all tests, trials, and inspections. Inspections shall be made so as not to impede the progress of the construction of the Platform and if defective or non-conforming workmanship or material is rejected, rejection shall be made promptly in order that Builder may minimize the expense and disruption of construction. In the event Owner's Representatives shall fail to be present at any properly notified test, trial, or inspection, the results thereof shall be binding on Owner. Owner shall ensure that its Representatives shall not in performing their inspections obstruct the construction schedule for the Platform. Builder's obligation to construct and deliver the Platform in accordance with this Agreement and the Specifications, and Builder's warranty under this Agreement, shall not, except as otherwise provided herein, be affected by any inspection or failure to inspect by Owner's Representatives or by their failure to detect any deficiencies. If Owner's Representatives fail to promptly notify Builder of any non-conforming work discovered by Owner's Representatives, Owner shall be deemed to have approved such item and Owner shall be precluded from making demand for correction of such item, refusing to accept tender of delivery of the Platform, or claiming such item as a warranty defect under Builder's warranty set forth in Section 11 hereinbelow.

         (b) In all working hours during the construction of the Platform until delivery thereof, the Representatives and all assistants shall be given free and ready access to the Platform and to any other place where construction of the Platform is being done or materials are being processed or stored in connection with the construction of the Platform, including the yards, workshops, stores and offices of Builder, and the premises of subcontractors of Builder who are doing work for the Platform or storing materials at such premises in connection with the Platform's construction.

         (c) Builder shall designate a single project manager in writing to Owner, with full authority to act for Builder under this Agreement. Owner shall designate a single project manager in writing to Builder, with full authority to act for Owner under this Agreement. Builder and Owner may from time to time designate substitute project managers in writing with such authority.

         (d) If any difference in opinion between parties hereto shall arise during the construction of the Platform concerning technical matters in respect of the materials and workmanship covered by the ABS rules or the guide referred to in Section 2, paragraph (a) of this Agreement, such difference in opinion shall be referred to ABS whose opinion thereon shall be final and binding upon both parties.

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         (e)      Within thirty (30) days of the Effective Date of this
                  Agreement the Builder shall deliver to the Owner a key event production schedule (the "Production Schedule") showing planned construction progress of the Platform. The Production Schedule shall be reasonably acceptable to the Owner and the Builder shall develop an overall Platform erection plan that integrates material delivery and assembly actions needed to schedule work flow during all phases of construction. This plan shall encompass sufficient planning data to assure that all phases of construction can be adequately accomplished so as to deliver the Platform on or before the Delivery Date. The Platform erection/construction plan shall be furnished to Owner within sixty (60) days after the Effective Date of this Agreement and shall, upon acceptance by Owner, become by reference an integral part of the Production Schedule. The Delivery Date shall be extended by any delay caused by act or omission of Owner, failure to timely deliver to Builder any Owner Furnished Equipment (as defined in Section 6 hereof), delays caused by ABS or any governmental agency, delays caused by the Secretary (as defined in Section 30 hereof) or his representatives, changes as provided in Section 5 hereof and events of Force Majeure as provided in Section 14 hereof.

         (f) Included in the Specifications is a list of tests and trials to be performed by Builder in connection with the completion of the Platform. Owner's Representatives shall be given the number of days of prior notice for each applicable test or trial as set forth in the Specifications.

5.       CHANGES AND ADDITIONAL WORK

         Owner shall have the right, at any time or times, to request that reasonable change or changes be made in any of the Specifications, and Owner shall issue to Builder a written change order to be executed by Owner and Builder; provided, however, if such requested change or changes in the aggregate would materially increase the overall scope of work so as to adversely impact Builder's other work or commitments or if Builder and Owner cannot reach agreement as to a lump sum price or credit or change in the Scheduled Delivery Date or other terms and conditions of this Agreement or the Specifications, Builder shall have no obligation to Owner to perform same. If any change necessitates an increase or decrease in the quantity or quality of the materials or the nature of the labor to be furnished by Builder for the Platform, then the Contract Price shall be increased or decreased on a lump sum basis in accordance with the mutual agreement of the parties. If any change will prolong the time for completion of the Platform, the Delivery Date shall be extended accordingly. Builder shall be entitled to make minor changes to the Specifications, if found necessary, for the introduction of improved production methods or otherwise, subject to Owner's approval, which is not to be unreasonably withheld.

6.       OWNER FURNISHED EQUIPMENT

         (a) Within forty-five (45) days of the Effective Date of this Agreement, Builder and Owner shall agree upon a schedule of in-yard delivery dates of those items of material, equipment, engineering data and information ("Owner Furnished Equipment"), as are set forth in the Specifications to be provided by Owner.

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                  The time for delivery of the Owner Furnished Equipment as
                  detailed on such delivery schedule shall be such so as to not cause Builder to be delayed in the timely prosecution of the work in accordance with the Production Schedule.

         (b) Builder shall at its own cost install the Owner Furnished Equipment and obtain ABS approval of such installation. Builder's scope of work includes all necessary foundations and supplies, such as, but not limited to, electric, instrumentation, controls and hydraulic power, air, fuel, steam, etc., in each case including all necessary connections such as electric wiring and piping. All Owner Furnished Equipment shall be delivered by Owner to Builder at Builder's Yard in their assembled form to the extent reasonably feasible, tested and in proper condition, ready for installation in or on the Platform, in accordance with the Production Schedule. Builder will unload all Owner Furnished Equipment. Suitable storage will be provided by Builder for all Owner Furnished Equipment. The cost of such storage is included in the Contract Price. The Owner Furnished Equipment shall be at Builder's risk from the time of their delivery to the shipyard until the time of their redelivery to Owner either as part of the Platform or otherwise. Upon delivery of each item of Owner Furnished Equipment, unless such item is accompanied by a weight certificate issued by a reputable body, Builder shall weigh at Owner's expense such item in order to incorporate the actual weight in the Lightship Weight calculations.

         (c) In order to facilitate installation by Builder of the Owner Furnished Equipment on the Platform, Owner shall furnish the Builder with all reasonably necessary information including specifications, plans, drawings, instruction books, manuals, test reports and certificates. Owner, if so requested by Builder, shall without any charge to Builder cause specialist engineers and representatives of the manufacturers of the Owner Furnished Equipment to provide technical assistance to Builder in installation thereof in or on the Platform or to make necessary adjustments thereof at the Yard. Builder's scope of work under this Agreement excludes any adjustment, repair or modification of any Owner Furnished Equipment. Builder's scope of work under this Agreement includes any testing of installed Owner Furnished Equipment required by the Specifications, any Regulatory Body or ABS.

         (d) In the event of a delay in delivery of any Owner Furnished Equipment, then Owner and Builder shall mutually agree on a new installation date of the delayed Owner Furnished Equipment. If no agreement is reached between both parties within twenty (20) days, and the absence of the delayed Owner Furnished Equipment is impacting the critical path to completion of the Platform, then Builder shall have the right to proceed with the construction of the Platform without installation of the delayed Owner Furnished Equipment on the Platform, without prejudice to Builder's other rights as hereinabove provided, and Owner shall accept and take delivery of the Platform as so constructed.

         (e) On delivery of each consignment of Owner Furnished Equipment, Builder shall assist Owner in the inspection of the consignment delivered. Any and all

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                  of the Owner Furnished Equipment shall be subject to Builder's reasonable right of rejection as and if they are found to be unsatisfactory or in improper condition for installation. In such instances, Builder shall first give adequate notice to Owner and a reasonable opportunity for correction by Owner before being entitled to reject the Owner Furnished Equipment.

         (f) Should Owner fail to timely deliver the Owner Furnished Equipment as provided in this Agreement and such delay results in increased costs to Builder, Owner and Builder shall agree upon the appropriate increase in the Contract Price and Owner shall reimburse Builder for such increased cost. If Owner and Builder are unable to agree upon the appropriate increase in the Contract Price for such delay, then Owner shall prior to delivery of the Platform post a bond pursuant to the requirements of Section 3, paragraph (g) hereof.

7.       LIENS

         Provided Builder is paid all amounts owing to Builder by Owner under this Agreement as and when due, Builder shall not place or create or permit to be placed or created, any liens, charges, or encumbrances on, or security interests as to, or pledges of, the Platform, and any lien, charge, encumbrance or security interest so placed or created by or through Builder, its subcontractors and suppliers, or any of them, shall be forthwith released by the Builder. The Builder shall release and cause to be discharged any such lien, charge, encumbrance or security interest. In the event Builder fails to secure the discharge or release of any such lien, charge, encumbrance or security interest, after notice to Builder the Owner may secure the removal of same, in which event the Builder shall reimburse the Owner for its costs of securing such discharge or release (which cost shall include any expenses, including, without limiting the generality of the foregoing, attorneys' fees incurred in connection therewith) or at Owner's sole option by deducting such sum from any payments due or to become due the Builder under this Agreement. In the event such cost is in excess of the amount of any such reimbursement by deductions, the Builder further agrees to pay the amount of such excess to the Owner upon demand.

8.       INSURANCE

         Builder shall obtain and maintain during all times hereunder the following insurance in form reasonably acceptable to Owner and Owner's underwriters:

         (a) Broad Form Comprehensive General Liability Insurance covering all of the operations of Builder, including Contractual Liability and Contractor's Protective Liability with a combined single limit of not less than U.S. $1,000,000 per occurrence for bodily injury and/or property damage, including products and completed operations coverage, with excess liability limits of not less than U.S. $1,000,000 per occurrence.

         (b) Each of the foregoing insurance policies shall, either on the face thereof or by appropriate endorsement name (except for the policies specified in subparagraph (a) above) Owner as an additional assured with respect to the

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                  indemnities of Builder assumed under this Agreement, provide that the insurance policy shall not be cancelled or coverage reduced except upon 30 days prior written notice to Owner, contain waivers of subrogation pursuant to which the insurer waives all express or implied rights of subrogation against Owner, provide that Owner shall not be liable for premiums or calls, and be retained in full force and effect by Builder until the completion of the Platform hereunder as provided below. Builder shall be responsible for all deductibles and self insured retentions, to the extent the loss or claim would otherwise be covered by Builder's indemnities contained in this Agreement. Concurrently with the execution of this Agreement, Builder shall furnish to Owner certificates or other evidence satisfactory to the other of the insurance required hereunder.

         (c) Until final delivery of the Platform, Builder shall its own cost and expense, keep the Platform and all materials either delivered to the Yard or being handled by Builder for the Platform or built into, or installed in or upon the Platform fully insured under coverage and with underwriters satisfactory to the Owner and not more restrictive than the current form of London or American Institute Clauses for Builder's Risks or equivalent form, including tests and trials clauses. The Builder's Risks insurance shall include supplemental coverage for war risks, strikes, lockouts, labor disturbances, riot or civil commotion, earthquakes, and protection and indemnity risks. The amount of such insurance coverage shall be in an amount at least equal to the Contract Price and shall be increased from time to time to cover the cost of all changes, alterations, or modifications.

         (d) The Builder's Risks policy shall be taken out in the joint names of Builder and Owner and all losses under such policy shall be payable to the Builder and Owner in accordance with their respective interests. The policies shall provide that there shall be no recourse against the Owner for the payment of premiums or other charges and shall further provide that at least thirty (30) days' prior written notice of any material alteration, cancellation, or cancellation for the non-payment of premiums or other charges shall be given to the Owner by the insurance underwriters. Any deductible under this insurance policy shall be for the account of Builder.

9.       TITLE AND RISK OF LOSS

         (a) Title to the Platform, to the extent completed and all materials destined for incorporation therein, whether located at Builder's Yard or elsewhere, shall immediately vest in Owner when the same is paid for by Owner, whether prior to or after incorporation into the Platform. The vesting of title shall not relieve Builder of its obligation to replace damaged or defective materials at Builder's expense and to complete and deliver the Platform in accordance with the provisions of this Agreement. Risk of loss of the Platform shall pass to Owner upon delivery and acceptance thereof in accordance with this Agreement.

         (b) To the extent that title to any part of the Platform or the materials destined for incorporation in the Platform has passed from Builder to Owner or Owner

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                  otherwise obtains any rights therein, whether now owned or hereafter acquired, Owner as debtor hereby grants to Builder as a secured party a security interest and lien upon same and all right, title, and interest of Owner thereto and the proceeds and products thereof, to secure the performance of Owner under this Agreement and the payment to Builder of all payments required to be paid by Owner to Builder under this Agreement; provided, however, the security interest granted to the Builder by this Section 9(b) shall be subordinate to any liens or security interests granted by Owner to its lenders on Owner's interest in this contract and the Platform. In connection herewith, Builder shall upon Owner's default under this Agreement have all rights and remedies of a secured party under the law of the State of Texas. The security interest and lien granted to Builder hereunder and the rights and remedies of Builder herein shall be deemed cumulative and in addition to the rights and remedies otherwise available to Builder at law or in equity or in contract, which shall not be subordinate to any liens or security interests granted by Owner to its lenders.

         (c) If the Platform or any Owner Furnished Equipment shall be damaged by any insured cause whatsoever prior to acceptance thereof by Owner and such damage does not constitute an actual or a constructive total loss of the Platform, Builder and/or Owner shall apply the amount recovered under the insurance policy referred to in Paragraph 8(d) of this Agreement to the repair of such damage and Owner shall accept the Platform under this Agreement if completed in accordance with this Agreement and the Specifications. The Production Schedule including the Delivery Date shall be deemed extended by the time necessary to repair such damage. In the event of an actual or constructive total loss of the Platform prior to delivery, this Agreement shall automatically be deemed terminated, and Builder shall retain all installment payments made pursuant to Section 3, Paragraph 2(b) of this Agreement and shall be paid by Owner for the price for that portion of the Platform then constructed for which progress payments have not yet been made and all work in progress (including profit on all to Builder). In the event that the actual or constructive total loss of the Platform results from the operation of an insurable risk covered by insurance as required under Paragraph 8(d) of this Agreement, all of the proceeds of such insurance payable as a result of such loss shall be paid to the Owner and the Builder as their interests may appear.

10.      DELIVERY

         (a) Upon completion of the construction of the Platform and the tests and trials as provided in the Specifications, and after having obtained all required approvals and certifications from ABS and the Regulatory Bodies, Builder shall tender delivery of the Platform to Owner. Prior to tendering delivery, Builder shall have remedied at Builder's sole cost and expense any defects discovered by Owner, Builder or ABS in Builder's workmanship or materials including installation of Owner Furnished Equipment or any other non-conformity of the Platform with the requirements of the Specifications and this Agreement and shall have performed any re-tests necessary to ensure that such items have been fully corrected. Owner shall accept such tender of delivery, and Owner

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                  shall not have the right to refuse to accept delivery of the
                  Platform provided the same is substantially completed, except for minor items acceptable to Owner to be completed as mutually agreed between Owner and Builder, and capable of being utilized by Owner. Any remaining items shall be completed by Builder following delivery and prior to departure of the Platform from Builder's yard, or Owner and Builder may mutually agree on a appropriate reduction of the Contract Price for such remaining items.

         (b) To evidence acceptance of the Platform by Owner, Builder and Owner shall execute and deliver a Protocol of Acceptance and Delivery acknowledging delivery of the Platform. Builder shall further deliver to Owner a Bill of Sale confirming the conveyance of title to the Platform to the Owner, which Bill of Sale shall (i) generally describe the Platform as a mobile, self-contained and elevating platform, (ii) contain a general warranty of title and freedom from liens (except as to matters arising by, through, or under Owner) in favor of the Owner, and (iii) be deemed to contain the additional warranties and covenants set forth in Section 11 of this Agreement without the necessity of making any reference to such warranties in the Bill of Sale. Builder shall also deliver to Owner the remaining delivery documents set forth in the Specifications.

         (c) Builder shall deliver the Platform along side Builder's dock at Builder's Yard. Following delivery and acceptance, Owner shall have the right to dock the Platform at Builders Yard for a period not to exceed thirty (30) days, after which time the Platform must depart from Builder's Yard. During such post-delivery docking period, Owner shall pay to Builder its standard charges for shore power, potable water, and security guard service. All such charges must be paid by Owner to Builder prior to departure of the Platform from Builder's Yard.

11.      WARRANTY

         Builder hereby warrants to Owner that (i) Builder's workmanship and materials shall be free from material defects, and (ii) that the systems designed, supplied, and installed by Builder are in compliance with this Agreement and the Specifications (any failure to meet the requirements of (i) or (ii) being herein a "Warranty Deficiency"). The warranty set forth in the preceding sentence (the "Warranty") shall commence on the date of delivery of the Platform and expire twelve (12) months thereafter (provided, however, that if any of the equipment of the Platform, including without limitation any cranes or winches, is put into service by Builder prior to said delivery, (i) Builder shall at its own cost and expense restore such equipment to like new condition, ordinary wear and tear excepted and (ii) the twelve (12) months warranty period shall commence with delivery of the Platform ) and shall be subject to the following provisions:

         (a)      The Warranty shall not apply to any part of the Platform which
                  (i) has been misused or structurally repaired or altered after acceptance of the Platform by Owner by anyone other than Builder or its duly authorized representative, or (ii) has been damaged because of it's use, or the use of any other materials or equipment, after Owner (or any other person or firm operating the Platform or its equipment) has knowledge of such defect. Equipment or other components of the Platform sold to Owner pursuant to this Agreement but not manufactured by Builder are not warranted to any extent, but Builder shall assign (to the extent same are assignable by Builder) to Owner, without recourse, any warranties furnished to Builder by the vendors of such equipment or other components. If any such warranties are not assignable, Builder shall permit Owner to seek performance or damages in Builder's name. Owner shall seek performance or damages under such warranties only from such vendors and not from Builder. Builder shall use reasonable efforts to secure the best available warranties available from such vendors and shall cooperate with Owner in any resulting dispute Owner may have with such vendors.

         (b) The extent of Builder's liability for any breach of the Warranty shall be limited to (i) repairing or replacing, as elected by Builder, any defective materials, workmanship or components to correct such Warranty Deficiency at Builder's Yard or at any other shipyard of Builder or its affiliates (hereinafter collectively referred to as a "Keppel FELS Yard"), with the Platform to be brought to a Keppel FELS Yard at Owner's sole risk and expense, or (ii) reimbursing Owner for the cost of such correction in accordance with the provisions of subparagraph (c) hereinbelow.

         (c) Owner, at its discretion, may elect to cause the necessary repairs or replacements to be made at a non-Keppel FELS Yard. In such event, Builder's sole obligation shall be to reimburse Owner for the cost of such repairs or replacements, provided, however, that in no event shall the sum to be paid to Owner by Builder exceed the cost that Builder would have borne, based on Builder's normal rates, if the repairs or replacements had been made at the Builder's Yard. If Owner elects to proceed under the provisions of this subparagraph (c), Owner shall, as soon as possible after such election (but in any event prior to the commencement of such repairs or replacements), notify Builder of the time, place, and estimated cost of such repairs and replacements. Builder shall have the right to verify, at its sole cost and expense, by its own representative, the nature and extent of the defects complained of. Except in the case of emergency repairs needed to protect life or property or in the event Builder's representative shall not have arrived to perform such inspection within seventy-two (72) hours of Owner's notice to Builder if reasonably possible and the repairs are necessary to meet operating commitments of Owner, such inspection shall be prior to the time that the repairs or replacements are made and if in fact no breach of the Warranty made by Builder herein has occurred, Owner shall pay to Builder a per diem equal to Builder's then current labor rate schedule and the reasonable expenses incurred by such representative.

         (d) The REMEDIES provided in subparagraphs (b) and (c) hereinabove are EXCLUSIVE. Such Warranty shall not include transportation, towage, insurance, or other incidental expenses. In no event shall the obligation of Builder to repair or replace (or to reimburse Owner pursuant to paragraph (c) hereinabove for the cost of repairing or replacing) defective workmanship or materials be construed to require Builder to repair or replace more than the actual workmanship or material that is found to be defective.

         (e) The Warranty shall not be effective unless Builder receives from Owner a written notice of the Warranty Deficiency (i) within thirty (30) days after the date of discovery of such defect or failure and (ii) within thirty (30) days after the expiration of the prescribed Warranty period.

         (f) Any work performed or materials furnished by Builder pursuant to the Warranty shall be warranted for the remaining term of the original Warranty, and nothing in subparagraph (b) or (c) shall extend the Warranty period beyond the Warranty period specified in this Section 11.

         (g) THE WARRANTY AS DEFINED HEREINABOVE IS IN LIEU OF ALL OTHER WARRANTIES (EXCEPT OF TITLE), EXPRESS OR IMPLIED, STATUTORY OR AT COMMON LAW, AND ALL OTHER LIABILITIES (AT COMMON LAW OR IN CONTRACT, TORT, OR OTHERWISE, RELATING IN ANY WAY TO THE PLATFORM OR COMPONENTS THEREOF OR SERVICES TO BE PROVIDED UNDER THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE). WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, BUILDER EXPRESSLY DISCLAIMS AND NEGATES (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES
                  (iv) ANY IMPLIED OR EXPRESS WARRANTY OF DILIGENCE, (v) ANY IMPLIED OR EXPRESS WARRANTY OF WORKMANLIKE SERVICE, (vi) ANY IMPLIED OR EXPRESS WARRANTY OF SEAWORTHINESS, AND (vii) ALL OTHER LIABILITY, AT COMMON LAW OR IN CONTRACT OR TORT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY (WHETHER FOUNDED IN SECTION 402(A) OF THE RESTATEMENT OF TORTS OR OTHERWISE) AND NEGLIGENCE, WHETHER OCCASIONED BY ACTS OR OMISSIONS OF SOLE OR CONCURRENT NEGLIGENCE OF BUILDER, ITS AFFILIATES AND/OR OTHERS. BUILDER DISCLAIMS LIABILITY FOR, AND IN NO EVENT WHATEVER SHALL BE LIABLE FOR, ANY LOSS OF PROFITS OF OWNER OR OTHERS OR ANY OTHER INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

         (h) Builder's warranty with respect to the Owner Furnished Equipment shall extend only to installation thereof in accordance with the certified equipment drawings furnished by Owner in those instances where such Equipment is actually installed by Builder. In all other instances (including, without limitation, those instances in which Owner does not furnish certified equipment drawings to Builder), the sole risk and responsibility for the proper installation of the Owner Furnished Equipment shall, as between Builder and Owner, be borne by Owner. The sole risk and responsibility for the operability of the Owner Furnished Equipment shall, as between Builder and Owner, be borne by Owner, provided Builder shall have installed the equipment in accordance with the certified equipment drawings furnished by Owner.

         (i) No employee or representative of Builder is authorized to change the Warranty in any way or to grant any other warranty.

(j) Owner understands and agrees that any modification to the design, construction, or components of the Platform made by the Owner are the responsibility of Owner and not the responsibility of the Builder for any purpose whatsoever, including claims for damages or other liability asserted by Owner, its customers or any third party. In the event such modifications require ABS or Regulatory Body approval, Owner shall be responsible for obtaining such approval unless Builder accepts the responsibility by executing a change order to perform the work under this Agreement.

         (k) Except as expressly provided in Section 28 hereinbelow, Owner understands and agrees that the information contained in this Agreement and the Specifications relating to the Platform does not guarantee a fixed or variable weight of the Platform or designate the use of equipment or other components other than the equipment or other components to be provided by Builder under this Agreement and the Specifications. The fixed and variable weight of the Platform and the selection of equipment or other components other than those to be provided by Builder under this Agreement and the Specifications are decisions of the Owner, including outfitting and fabrication decisions. The weight information provided by Builder is for information only and reflects historical information or estimated and approximate data. Builder is unable to predict actual weights for the Platform to be constructed by Builder. Builder does not warrant or represent that Builder's sale or construction of the Platform will meet the historical or approximate data supplied to Owner.

12.             INDEMNIFICATION PROVISIONS

         A.       BUILDER INDEMNITIES

         (A) BUILDER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS OWNER, ITS CUSTOMERS, AND THEIR RESPECTIVE PARENT, HOLDING AND AFFILIATED COMPANIES, AND THEIR EMPLOYEES, OFFICERS, DIRECTORS, AND AGENTS (COLLECTIVELY THE "OWNER INDEMNITEES"), FROM AND AGAINST ALL LIABILITIES, LOSSES, CLAIMS, DEMANDS OR CAUSES OF ACTION (COLLECTIVELY "CLAIMS"), BY BUILDER OR ITS SUBCONTRACTORS OF ANY TIER OR THEIR RESPECTIVE EMPLOYEES, OFFICERS AND AGENTS, BASED ON ILLNESS, INJURY OR DEATH OR DAMAGE OR DESTRUCTION OR LOSS OF USE OF PROPERTY THEREOF INCLUDING WITHOUT LIMITATION THE YARD, OCCURRING PRIOR TO THE DELIVERY TO AND ACCEPTANCE BY OWNER OF THE PLATFORM, INCIDENT TO OR

                  CONNECTED WITH OR ARISING OUT OF OR IN ANY WAY RELATED DIRECTLY OR INDIRECTLY TO THE PERFORMANCE OF THIS AGREEMENT OR BREACH HEREOF, REGARDLESS OF CAUSE, INCLUDING THE SOLE OR CONCURRENT NEGLIGENCE OR FAULT OF ANY OF BUILDER OR THE OWNER INDEMNITEES OR THEIR OFFICERS, AGENTS, EMPLOYEES, OR SUBCONTRACTORS OF ANY TIER OR THEIR EMPLOYEES OR AGENTS, UNSEAWORTHINESS, STRICT LIABILITY, OR ANY OTHER EVENT OR CONDITION WHETHER OR NOT ANTICIPATED BY ANY PERSON OR PARTY, REGARDLESS OF WHETHER PREEXISTING THE EXECUTION OF THIS AGREEMENT.

         (B) BUILDER SHALL BE LIABLE FOR ALL COSTS, EXPENSES, AND REASONABLE ATTORNEYS FEES INCURRED BY OWNER INDEMNITEES IN DEFENDING ANY COVERED CLAIMS AND IN ASSERTING THE INDEMNITIES AS SET FORTH HEREIN AGAINST BUILDER. BUILDER SHALL BE OBLIGATED TO BEAR THE EXPENSE OF THE INVESTIGATIONS AND EXPENSES OF ALL CLAIMS ARISING THEREFROM AND TO PAY THE FULL AMOUNT OF ANY JUDGMENT OR SETTLEMENT RENDERED AGAINST THE OWNER INDEMNITEES, IT BEING STIPULATED THAT ALL OBLIGATIONS OF INDEMNITY ASSUMED HEREIN SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, REGARDLESS OF HOW SUCH TERMINATION IS EFFECTED. THE OWNER INDEMNITEES SHALL PROVIDE REASONABLE ASSISTANCE TO BUILDER IN RELATION TO THE DEFENSE OF CLAIMS WHICH ARE SUBJECT TO INDEMNITY HEREUNDER

         B.       OWNER INDEMNITIES

         (A) OWNER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS BUILDER AND ITS PARENTS, HOLDING AND AFFILIATED COMPANIES, AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, AND AGENTS AND THE SUBCONTRACTORS OF BUILDER AND THEIR SERVANTS (COLLECTIVELY THE "BUILDER INDEMNITEES"), FROM AND AGAINST ALL LIABILITIES, LOSSES, CLAIMS, DEMANDS, COSTS, OR CAUSES OF ACTION (COLLECTIVELY "CLAIMS"), BY OWNER OR ITS CONTRACTORS AND SUBCONTRACTORS OF ANY TIER OTHER THAN BUILDER OR ITS SUBCONTRACTORS OR THEIR RESPECTIVE EMPLOYEES, OFFICERS AND AGENTS, BASED ON ILLNESS, INJURY OR DEATH OR DAMAGE OR DESTRUCTION OR LOSS OF USE OF PROPERTY OTHER THAN THE PLATFORM, OCCURRING PRIOR TO THE DELIVERY TO AND ACCEPTANCE BY OWNER OF THE PLATFORM, INCIDENT TO OR CONNECTED WITH OR ARISING OUT OF OR IN ANY WAY RELATED DIRECTLY OR INDIRECTLY TO THE PERFORMANCE OF THIS AGREEMENT OR BREACH HEREOF, REGARDLESS OF CAUSE, INCLUDING THE SOLE OR CONCURRENT NEGLIGENCE OR FAULT OF ANY OF OWNER OR

                  THE BUILDER INDEMNITEES OR THEIR OFFICERS, AGENTS, EMPLOYEES, OR SUBCONTRACTORS OF ANY TIER OR THEIR EMPLOYEES OR AGENTS, UNSEAWORTHINESS, STRICT LIABILITY OR ANY OTHER EVENT OR CONDITION WHETHER OR NOT ANTICIPATED BY ANY PERSON OR PARTY, REGARDLESS OF WHETHER PREEXISTING THE EXECUTION OF THIS AGREEMENT.

         (B) OWNER SHALL BE LIABLE FOR ALL COSTS, EXPENSES, AND REASONABLE ATTORNEYS FEES INCURRED BY BUILDER INDEMNITEES IN DEFENDING ANY COVERED CLAIMS AND IN ASSERTING THE INDEMNITIES AS SET FORTH IN PARAGRAPH (A) HEREINABOVE AGAINST OWNER. OWNER SHALL BE OBLIGATED TO BEAR THE EXPENSE OF THE INVESTIGATIONS AND EXPENSES OF ALL CLAIMS ARISING THEREFROM AND TO PAY THE FULL AMOUNT OF ANY JUDGMENT OR SETTLEMENT RENDERED AGAINST THE BUILDER INDEMNITEES, IT BEING STIPULATED THAT ALL OBLIGATIONS OF INDEMNITY ASSUMED HEREIN SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, REGARDLESS OF HOW SUCH TERMINATION IS EFFECTED. THE BUILDER INDEMNITEES SHALL PROVIDE REASONABLE ASSISTANCE TO OWNER IN RELATION TO THE DEFENSE OF CLAIMS, WHICH ARE SUBJECT TO INDEMNITY HEREUNDER.

         C. AS USED HEREIN "AFFILIATES" OR "AFFILIATED COMPANIES" SHALL MEAN AN ENTITY WHICH, DIRECTLY OR INDIRECTLY, THROUGH ONE OR MORE INTERMEDIARIES, CONTROLS, IS CONTROLLED BY, OR IS UNDER COMMON CONTROL WITH, THE PARTY IN QUESTION.

13.      PATENT INDEMNITY

         (a) Builder hereby agrees to defend any claim or suit and to indemnify and save Owner harmless from and against any damages (including the costs of the suit and reasonable attorney's fees) awarded against Owner in a suit arising out of any infringement of any U.S. or Singapore letters patent by reason of the incorporation into the Platform in accordance with this Agreement, the Specifications or the Platform Design of any items manufactured or designed by Builder; provided that

                  (i) the indemnity contained in this Section 13 shall not apply to any claim or suit arising out of the construction or use of processes, devices, apparatus, or equipment specified or furnished by Owner or anyone else other than Builder, for which Owner shall indemnify and defend Builder, and mounted upon or used in connection with the Platform, and

                  (ii) Owner shall give Builder prompt written notice of any such claim or suit and shall permit Builder to control settlement negotiations and any litigation in connection therewith;

                           provided, however, no settlement which purports to acknowledge, on Owner's behalf the validity of the patent involved shall be entered into by Builder without Owner's consent. As to any Equipment components purchased by Builder, Builder shall assign (to the extent same is assignable) to Owner, without recourse, any patent indemnity coverage granted to Builder by any vendor thereof. Owner shall seek performance or damages under such Patent indemnities only from such vendors and not from Builder. Builder shall cooperate with Owner in any resulting dispute Owner may have with such vendors, including permitting Owner to assert such indemnities in Builder's name when any such indemnities are not assignable. It is understood and agreed that the Platform Design and the Specifications were developed by Builder, and the inclusion in the Platform Design or the Specifications of any process, method of construction, construction equipment, device, or apparatus (other than Owner Furnished Equipment) are the sole and exclusive responsibility of Builder and that any claims of patent infringement arising therefrom are within the terms of Builder's patent indemnity.

         (b) Owner agrees to defend any claim, suit, or proceeding brought against Builder alleging that the construction or use by Builder, pursuant to this Agreement, of any process, method of construction, construction equipment, device, or apparatus (including, without limitation, Owner Furnished Equipment) specified or furnished by Owner or mounted upon or used in connection with the Platform constitutes infringement of any letters patent, and Owner agrees to indemnify and save Builder harmless from and against any judgment rendered against Builder as a result of such claim, suit, or proceeding. Builder shall promptly notify Owner in writing of any such claim, suit, or proceeding and shall permit Owner to control the conduct and settlement of such claim, suit, or proceeding, provided, however, no settlement shall be entered into without Builder's consent which purports to acknowledge on Builder's behalf the validity of any patent. Builder shall provide information and assistance to Owner, at Builder's expense, as may be reasonably necessary to aid in the conduct and settlement of the claim, suit, or proceeding. Builder shall be entitled to participate, at its own expense, in the conduct and settlement of such claim, suit, or proceeding through its selected representatives and attorneys.

14.      FORCE MAJEURE

         (a) For purposes of this Agreement, events of "Force Majeure" shall be defined to mean all causes beyond the reasonable control of the party asserting the benefit of this Article, and shall include but not be limited to fire, explosion, breakdown of machinery or equipment, shortage or unavailability of materials or equipment (provided the responsible party shall have taken reasonable measures to overcome such shortage or unavailability), delay in transportation (provided the responsible party shall have taken reasonable measures to overcome such delay), government order, edict, or other governmental action, storms, abnormal weather that prevents blasting or painting, strikes or other labor disturbances, destruction or damage to Builder's Yard or equipment or any Owner Furnished Equipment or the Platform or any part thereof from any cause; acts of Owner or regulatory bodies having or purporting to have jurisdiction; late delivery of Owner Furnished Equipment or failure to furnish in a timely manner necessary information concerning the Owner Furnished Equipment or the installation thereof; delays caused by the Secretary (as defined in Section 30 hereof) or his representatives; and any other causes or accidents of the same or similar nature which are beyond the control of the Builder or Owner or any or their respective subcontractors or suppliers provided, however, that any increased costs to Builder caused by ABS shall not be an event of Force Majeure. In case either party shall be unable, wholly or in part, because of any such event of Force Majeure to carry out its obligations under this Agreement, the time for performance, other than the obligation to make payments, shall be extended by the period of such actual delay due to Force Majeure for which notices are given as provided hereinbelow. Performance of any obligations suspended while any Force Majeure is operative shall be resumed as soon as possible after such Force Majeure ceases. The party seeking benefit of this paragraph shall notify the other of the occurrence of each event of Force Majeure within seven (7) days after commencement of such event. Any increased costs to Builder resulting from any event of Force Majeure shall be compensated by Owner to Builder to the extent (a) Builder maintains the Builder's Risk insurance required by Section 8 hereof, and (b) not compensated to Builder under such Builder's Risk insurance. After ninety (90) continuous days of delay in the construction of the Platform due to Force Majeure, Builder and Owner shall each have the right to terminate this Agreement without further liability of either party to the other except that (1) Builder shall retain all progress payments pursuant to Paragraph 2(b) hereinabove and shall be paid by Owner for the price for that portion of the Platform then constructed for which progress payments have not yet been made and all work in process (including profit on all to Builder), and (2) Builder shall (a) permit the Platform, work in process and Owner Furnished Equipment to remain in Builder's yard for a period of ninety (90) days following such termination to permit the Owner time to dispose of such, and (b) on a time and materials basis at Builder's customary rates, perform such work on the Platform, work in process or Owner Furnished Equipment as Owner reasonably requires to facilitate such disposition. Owner shall pay to Builder its standard charges for shore power, potable water, and security guard service.

15.      INDEPENDENT CONTRACTOR

         (a) Throughout the entire term of this Agreement, Builder shall be an independent contractor with full power and authority to select the means, methods and manner of performing its work hereunder.

         (b) All operations shall be conducted in Builder's own name and as an independent contractor and not in the name of, or as an agent for, Owner. In the event Builder shall sublet or subcontract any of the construction of the Platform provided for herein, Builder nevertheless shall remain primarily responsible for compliance with all of the provisions hereof and for the construction of the Platform, including the portion of the construction of the Platform performed by the party to whom the work is sublet or subcontracted, and Builder shall require each such subcontractor and each such subcontractor's employees, agents and representatives to comply with all the agreements, covenants, terms, conditions, and provisions on the part of Builder to be performed hereunder, insofar as applicable to the work to be performed by each such subcontractor.

16.      DEFAULT

         (a)      Builder's Default

                  Builder shall be in default of its obligations under this Agreement if any of the following events occur:

                  (i) The failure of the Builder to perform or breach of any of the material covenants, agreements, or undertakings on its part to be performed under this Agreement, provided that the Owner shall give notice to the Builder as to such failure and the Builder shall not, within thirty (30) days after being so notified, commence and diligently prosecute remedial action to cure such failure to perform or breach which shall in any event be cured within one hundred twenty (120) days of the date of such notice from Owner;

                  (ii) Builder goes into liquidation, whether voluntary or compulsory, or enters into a scheme of arrangement, or makes a general assignment of its assets for the benefit of its creditors, or a receiver or receivers of any kind whatsoever, whether temporary or permanent, is appointed for the property of Builder, or Builder institutes proceedings for its reorganization or the institution of such proceedings by creditors and approval thereof by the court, whether proposed by a creditor, a stockholder or any other person whomsoever, or Builder suffers any execution against a major portion of its assets which is not satisfied within seven (7) days, or Builder fails generally, or admits in writing its inability, to pay its debts generally as they become due.

         (b)      If any default by Builder occurs as defined in Subparagraph
                  (a) of this Section 16, Owner, at its election, may upon prompt notice to Builder terminate this Agreement without prejudice and exercise all rights and remedies available to Owner at law, in admiralty, or in equity. Prior to exercise of any remedy involving or which includes any attempt to take control or possession of the Platform or any components thereof or work in progress, if Builder disputes that it is in default, Owner shall first be required to post with Builder a corporate surety bond from a first class U.S. surety acceptable to Builder in a form reasonably satisfactory to Builder. Such bond shall be in an amount equal to 150% of any sum claimed by Builder under this Agreement.

         (c)      Owner's Default

                  Owner shall be in default of its obligations under this Agreement if any of the following events occurs:

                  (i) In the event of failure by Owner to pay to Builder any installments which are properly payable pursuant to Section 3, Paragraph 2(b) of this Agreement or the failure of the Owner to perform or breach of any of the other material covenants, agreements, or undertakings on its part to be performed under this Agreement, provided that the Builder shall give notice to the Owner as to such failure and the Owner shall not, within seven (7) days in the case of failure to pay or to take delivery of the Platform when completed under the terms of this Agreement and thirty (30) days in the case of other defaults after being so notified, cure such failure to perform or breach;

                  (ii) Owner goes into liquidation, whether voluntary or compulsory, or enters into a scheme of arrangement, or makes a general assignment of its assets for the benefit of its creditors, or a receiver or receivers of any kind whatsoever, whether temporary or permanent, is appointed for the property of Owner, or Owner institutes proceedings for its reorganization or the institution of such proceedings by creditors and approval thereof by the court, whether proposed by a creditor, a stockholder or any other person whomsoever, or Owner suffers any execution against a major portion of its assets which is not satisfied within seven (7) days, or Owner fails generally, or admits in writing its inability, to pay its debts generally as they become due.

         (d) If any default by Owner occurs as defined in subparagraph (c) of this Section 16, Builder, at its election, may upon prompt notice to Owner suspend its performance under this Agreement and at any time thereafter may terminate this Agreement without prejudice to all rights and remedies available to Builder at law, in admiralty, or in equity.

17.      LITIGATION

         (a) Owner and Builder agree that any and all disputes arising from or in connection with this Agreement shall be determined by, and any legal suit, action, or proceeding arising out of or relating to this Agreement may be instituted only in, a state or federal court in Harris County, Texas, United States of America to whose jurisdiction the parties hereby irrevocably submit.

         (b) Owner hereby designates and appoints CT Corporations Systems, Inc., 811Dallas, Ave., Houston, Texas 77002 ("CT") as Owner's authorized agent and acknowledges on its behalf service of any and all process and, if through reasonable efforts, service on CT has been unsuccessful, Owner hereby designates and appoints the Secretary of State, State of Texas as Owner's authorized agent to accept and acknowledge on it's behalf service of any and all process which may be served in any such suit, action, or proceeding in any such state or federal court in the State of Texas and agrees that service of process upon said agent or the Assistant Secretary of State or any clerk having charge of the corporation department of the office of said Secretary of State at his office in Austin, Texas, and written notice of said service to Owner, mailed or delivered to Owner at the address specified for Owner in Article 18 of this Agreement, shall be deemed in every respect effective service of process upon Owner in any suit, action or proceeding and shall be taken and held to be valid personal service upon Owner, whether or not Owner shall then be doing, or at any time shall have done, business within the State of Texas, and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in the State of Texas, and waives all claims of error by reason of such service.

         (c) Builder hereby designates and appoints Frank Puglisi, AMFELS, Inc., Highway 48, Port of Brownsville, Brownsville, TX 78523, as Builder's authorized agent and acknowledges on its behalf service of any and all process and, if through reasonable efforts, service on Frank Puglisi has been unsuccessful, Builder hereby designates and appoints the Secretary of State, State of Texas as Builder's authorized agent to accept and acknowledge on it's behalf service of any and all process which may be served in any such suit, action, or proceeding in any such state or federal court in the State of Texas and agrees that service of process upon said agent or the Assistant Secretary of State or any clerk having charge of the corporation department of the office of said Secretary of State, at his office in Austin, Texas, and written notice of said service to Builder, mailed or delivered to Builder at the address specified for Builder in Article 18 of this Agreement, shall be deemed in every respect effective service of process upon Builder in any suit, action or proceeding and shall be taken and held to be valid personal service upon Builder, whether or not Builder shall then be doing, or at any time shall have done, business within the State of Texas, and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in the State of Texas, and waives all claims of error by reason of such service.

18.      NOTICE

         Any notice provided for under this Agreement must be given in writing, but may be served by depositing same in the mail, addressed to the party to be notified, postage paid, and registered or certified with return receipt requested, or by delivering same in person to such other party, or by pre-paid telegram, telex, facsimile confirmed by mail, or cable. For purposes of notice, the addresses of the parties shall be:

                           If to Owner:     Chiles Offshore LLC
                                            11200 Richmond Ave.
                                            Suite 490
                                            Houston, TX 77082
                           Telephone:       713-339-3997

                           Facsimile:       713-339-3888
                           Attention:       William E. Chiles
                                            President

                           If to Builder:   AMFELS, Inc.
                                            20,000 Highway 48
                                            Port of Brownsville
                                            Brownsville, Texas 78563
                           Telephone:       956-831-8200
                           Facsimile:       956-831-6220
                           Attention:       Y.Y. Chow
                                            President

         Provided, however, that each party shall have the continuing right to change its address of notice at any time or times by the giving of 10 days notice in the manner hereinabove described. Notices shall be deemed given only upon receipt or by facsimile confirmation.


19.      SUCCESSORS AND ASSIGNS

         This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, and their respective successors and assigns. It is expressly understood and agreed that neither party shall assign any of its rights, title and interest in this Agreement without the prior written consent of the other party, except Builder hereby consents to an assignment of this Agreement by Owner to a wholly-owned subsidiary of Owner, provided that Owner shall remain primarily liable for the full and timely performance by such assignee of the obligations of such assignee under this Agreement.

20.      GOVERNING LAW

         This Agreement shall be deemed to have been made under, shall be construed and interpreted in accordance with the laws of the State of Texas, excluding any conflicts of law rule or law which might refer such construction and interpretation to the laws of another state, republic or country; provided, however, that all matters relating to the interpretation of any patent or patent application will be decided in accordance with the laws of the country which issued the patent to be interpreted or in which the patent applications to be interpreted have been filed.

21.      MODIFICATION OR WAIVER.

         This Agreement, which incorporates all prior negotiations and understandings relating to the subject matter thereof, sets forth the entire agreement of the parties hereto and shall not be modified except by a written instrument executed by the duly authorized representatives of Builder and Owner. The failure of either party to insist upon strict performance of any provision hereof shall not constitute a waiver of or estoppel against asserting the right to require such performance in the future, nor shall a waiver or estoppel in any one instance, constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

22.      RELIANCE

         AS MORE FULLY SET FORTH IN OTHER PROVISIONS OF THIS AGREEMENT, BUILDER AND OWNER HAVE REACHED EXPRESS AGREEMENT WITH RESPECT TO THE LIMITATION OF THEIR RESPECTIVE LIABILITIES IN CONNECTION WITH THIS AGREEMENT. BUILDER AND OWNER EXPRESSLY RECOGNIZE THAT (A) THE PRICE FOR WHICH BUILDER HAS AGREED TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT HAS BEEN PREDICATED ON THE AFORESAID LIMITATION OF LIABILITY AND WAIVER (IT BEING ACKNOWLEDGED THAT OWNER COULD HAVE NEGOTIATED WITH BUILDER FOR MODIFICATIONS TO THE LIMITATION OF BUILDER'S LIABILITY BUT THAT THE PRICE OF THE PLATFORM WOULD HAVE BEEN INCREASED TO REFLECT SUCH MODIFICATIONS), (B) BUILDER, IN DETERMINING TO PROCEED WITH THE PERFORMANCE OF ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT, HAS EXPRESSLY RELIED ON SUCH LIMITATION OF LIABILITY AND WAIVER AND WOULD NOT HAVE EXECUTED THIS AGREEMENT BUT FOR SUCH LIMITATION OF LIABILITY, AND (C) OWNER, IN ACCEPTING THE PRICE FOR THE PLATFORM (IT BEING ACKNOWLEDGED THAT BUILDER COULD HAVE NEGOTIATED FOR MODIFICATIONS TO THE LIMITATION OF OWNER'S LIABILITIES BUT THAT THE PRICE OWNER WOULD HAVE BEEN WILLING TO PAY FOR THE PLATFORM WOULD HAVE BEEN DECREASED DUE TO SUCH MODIFICATIONS), AND IN DETERMINING TO UNDERTAKE THE OWNER'S OBLIGATIONS UNDER THIS AGREEMENT, RELIED UPON SUCH LIMITATION OF LIABILITY.

23.      COMPUTATION OF TIME

         All periods of time shall be computed by including Saturdays, Sundays and holidays except that if such period terminates on a Saturday, Sunday or holiday it shall be deemed extended to the business day next succeeding. All references in this Agreement to days shall mean calendar days.

24.      GENERAL LIMITATION OF LIABILITY

         IN NO EVENT SHALL BUILDER OR ITS AFFILIATES OR THE AGENTS, OFFICERS, EMPLOYEES, INVITEES, REPRESENTATIVES OR SUBCONTRACTORS OF BUILDER OR THEIR SERVANTS BE LIABLE TO OWNER OR ITS AFFILIATES OR THE AGENTS, OFFICERS, EMPLOYEES, INVITEES, REPRESENTATIVES, CONTRACTORS, OR SUBCONTRACTORS OF ANY TIER, EXCLUDING BUILDER AND ITS SUBCONTRACTORS, OR TO ANY THIRD PARTIES FOR PHYSICAL HARM, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS AND LOSS OF BUSINESS OPPORTUNITIES), ARISING OUT OF, RESULTING FROM OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY ACTIVITIES OR OMISSIONS OR DELAYS IN CONNECTION

         HEREWITH OR THEREWITH INCLUDING, WITHOUT LIMITATION, THE PERFORMANCE (WHETHER TIMELY OR NOT) OR THE NON-PERFORMANCE OF THIS AGREEMENT, BREACH OF ANY WARRANTY OR THE LOSS OF OR LOSS OF USE OF THE PLATFORM OR ANY PART THEREOF OR ANY OTHER EQUIPMENT, MATERIALS, OR PROPERTY, REGARDLESS OF CAUSE AND REGARDLESS OF WHETHER BUILDER OR ITS AFFILIATES, AND/OR THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, SUBCONTRACORS, OR THEIR SERVANTS AND/OR OTHERS MAY BE WHOLY, PARTIALLY, OR SOLELY NEGLIGENT OR OTHERWISE AT FAULT, UNSEAWORTHINESS, STRICT LIABILITY, OR ANY DEFECT IN PREMISES, EQUIPMENT OR MATERIALS, OR ANY OTHER EVENT OR CONDITION WHETHER OR NOT ANTICITPATED BY ANY PERSON OR PARTY, REGARDLESS OF WHETHER PREEXISTING THE EXECUTION OF THIS AGREEMENT.

25.      WAIVER OF CONSUMER RIGHTS AND REPRESENTATIONS OF OWNER

         OWNER HEREBY WAIVES ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICE-CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41, ET SEQ, VERNON'S TEXAS CODES ANNOTATED, BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF IT OWN SELECTION, OWNER VOLUNTARILY CONSENTS TO THIS WAIVER. TO EVIDENCE ITS ABILITY TO GRANT SUCH WAIVER, OWNER HEREBY REPRESENTS AND WARRANTS TO BUILDER THAT OWNER (a) IS IN THE BUSINESS OF SEEKING OR ACQUIRING, BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE AND IS ACQUIRING THE GOODS AND SERVICES COVERED BY THIS AGREEMENT FOR COMMERCIAL OR BUSINESS USE AND IS ACQUIRING THE GOODS AND SERVICES COVERED BY THIS AGREEMENT FOR COMMERCIAL USE, (b) HAS ASSETS OF $25,000,000 OR MORE, OR IS OWNED BY A CORPORATION OR OTHER ENTITY WHICH HAS ASSETS OF $25,000,000 OR MORE, ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPALS, (c) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY, (d) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION, AND (e) IS REPRESENTED BY LEGAL COUNSEL IN THIS TRANSACTION WHICH WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED OR SELECTED BY BUILDER. OWNER'S REPRESENTATIONS AND WARRNTIES SHALL SURVIVE THE PERFORMANCE OF ALL WORK IN CONNECTION WITH THIS AGREEMENT AND SHALL REMAIN EFFECTIVE REGARDLESS OF ANY INVESTIGATION AT ANY TIME MADE BY OR ON BEHALF OF BUILDER OR ANY INFORMATION BUILDER MAY HAVE WITH RESPECT THERETO. OWNER HEREBY AGREES TO PROTECT, INDEMNIFY AND HOLD BUILDER AND ITS AFFILIATES HARMLESS FROM AND AGAINST ANY AND ALL

         LOSSES, COSTS (INCLUDING, WITHOUT LIMITATION, THE COST OF THE SUIT AND REASONABLE ATTORNEYS' FEES), CLAIMS, CAUSES OF ACTION, AND LIABILITIES ARISING OUT OF OR RESULTING FROM, OR RELATING IN ANY WAY TO THE BREACH OF THE AFORESAID REPRESENTATIONS AND WARRANTIES.

                                                 CHILES OFFSHORE LLC
                                                 By: /s/ William E. Chiles
                                                     -------------------------

26.      SEVERABILITY

         If any of the terms and conditions of this Agreement are held by any court of competent jurisdiction to contravene or to be invalid under the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement, but, instead, this Agreement shall be construed as if not containing the particular provision or provisions held to be invalid and the rights and obligations of the parties shall be construed and enforced accordingly and this Agreement shall thereupon and thereafter remain in full force and effect.

27.      CONSTRUCTION

         The parties to this Agreement having been represented by legal counsel of their own choosing in connection with the negotiation and drafting of this Agreement, this Agreement shall be construed and interpreted for all purposes without regard to the author of any specific language appearing herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

28.      VARIABLE LOADS

         (a) Builder shall endeavor, without guarantee or warranty, to meet the target figures set out for variable loads in Section 1 of the Specifications; provided, however, Builder shall guarantee no less than the following variable loads (as approved by ABS) for the 475' leg length Platform:

                  Variable Load Elevated Storm:                3,600 kips

         These values are based on the weight of Owner Furnished Equipment that will be permanently affixed to the Platform not to exceed 1800 kips. Prior to delivery of the Platform, the variable loads shall be determined by an inclining experiment.

         (b) In the event that the Variable Load Elevated Storm calculated at the 475' leg length is less than 3,600 kips, and Builder shall not have corrected such deficiency pursuant to paragraph
                  (e) hereof, Builder shall pay to Owner as liquidated damages and not as a penalty the following cumulative amounts for such deficiency up to a maximum of $3,000,000:

                  (i)      If less than 3,600 kips but more than 3,400 kips-

                                                                            24

                           for each full 10 kips reduction within such range-     $30,000
                  (ii)     If less than 3,400 kips but more than 3,200 kips- for
                           each full 10 kips reduction within such range-         $50,000
                  (iii)    If less than 3,200 kips but more than 3,000 kips- for
                           each full 10 kips reduction within such range-         $70,000

         (c) In the event the Variable Load Elevated Storm calculated at the 475' leg length is less than 3,000 kips, and Builder shall not have corrected such deficiency pursuant to paragraph (e) hereof, Owner shall have the right to reject the Platform, in which event (i) Builder shall not be liable to Owner for liquidated damages, and (ii) Owner's sole and exclusive remedy shall be to terminate this Agreement and receive a refund of all progress payments theretofore made to Builder under this Agreement with interest thereon at the rate of eight percent (8%) per annum on such sums commencing from the date of payment of such progress payments until the same are refunded to Owner plus the delivered invoice cost of all Owner Furnished Equipment which has been incorporated in the Platform. Upon payment of all sums due Owner under this provision, all right, title, and interest in the Platform shall be conveyed to Builder "As Is, Where Is" and free and clear of all liens, claims and encumbrances created by, through or under Owner.

         (d) In the event the Variable Load Elevated Storm calculated at the 475' leg length is in excess of 4,000 kips, Owner shall pay to Builder as a bonus the following cumulative amounts for such excess up to a maximum of $3,000,000:

                  (i)      If greater than 4,000 kips but less than 4,200 Kips-
                           for each full 10 kips increase within such range-        $30,000

                  (ii)     If greater than 4,200 kips but less than 4,400 kips
                           for each full 10 kips increase within such range-        $50,000

                  (iii)    If greater than 4,400 kips
                           for each full 10 kips increase within such range-        $70,000

         (e) In the event the Variable Load Elevated Storm calculated at the 475' leg length is less than 3,000 kips, Builder shall have the option to make modifications to the Platform in order to increase the Variable Load Elevated Storm, provided that such modifications (i) are approved in advance by ABS, (ii) do not materially affect the motion characteristics or operational performance of the Platform, and (iii) are accomplished within one hundred twenty (120) days of the Delivery Date. In the event such modifications increase the Variable Load Elevated Storm, the liquidated damages provided in paragraph (c) hereof and the bonus provided in paragraph
                  (d) hereof shall be calculated on the basis of such increased Variable Load Elevated Storm.


29.      TAXES AND DUTIES

         Builder shall pay or cause to be paid all United States and State of Texas taxes, duties, fees and stamp duties of whatsoever nature imposed by any governmental entity in connection with Builder's performance of its obligations under this Agreement, including any tax on the sale and delivery of the Platform to Owner, excluding any such taxes, duties, fees and stamp duties imposed by any governmental entity on the

         Owner Furnished Equipment.

30.      TITLE XI AMENDMENT

         In the event Buyer obtains a letter commitment from the United States Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"), to guarantee the financing (such commitment the "Letter Commitment" and such guarantee the "Guarantee") for the Platform under Title XI of the Merchant Marine Act, 1936, Builder and Owner agree to amend this Agreement as required by the Secretary as a condition to such Guarantee, including, without limiting the generality of the foregoing, if so required by the Secretary, elimination of the reservations to Builder in the final two sentences of paragraph (b) of Section 9 hereof. It is expected that such amendment of this Agreement will be substantially in the form of Exhibit C hereto.


31.      CONFIDENTIALITY AND GRANT OF LICENSE

         (a) Owner recognizes and agrees that confidential information of Builder has or will be provided to Owner in connection with the design and construction of the Platform. Builder shall mark any such confidential information as "Confidential" (any such information as so marked, herein "Confidential Information") Owner agrees to maintain in confidence and not to exhibit, sell, lease, or otherwise commercialize, disclose, or use such Confidential Information, in whatever form provided including without limitation descriptions, drawings, specifications, and calculations, except as is reasonably necessary in connection with the ownership, operation, repair, and maintenance of the Platform. Such obligation of confidentiality shall extend to and cover information which is discovered as a result of inspection or reverse engineering. In connection therewith, if disclosure of Confidential Information must be made to vendors, suppliers, contractors, or subcontractors, Owner shall disclose only such portion of such Confidential Information as is reasonably necessary to enable such parties to perform the needed work on the Platform. Further, Owner shall first obtain an obligation of confidentiality from such parties with regard to such Confidential Information on substantially the same terms and conditions as set forth herein, which obligation of confidentiality shall expressly be enforceable by and in the name of Builder. Such obligation of confidentiality by such parties shall further provide that all such Confidential Information in whatever form and all copies thereof shall be immediately returned by such parties upon the request of Owner or Builder.

         (b) All documents of any kind embodying any substantive part of such Confidential Information shall be conspicuously marked with a stamp or legend with a proprietary notice reading as follows:

                                     "NOTICE

                           THIS DOCUMENT AND THE INFORMATION CONTAINED HEREIN ARE THE PROPERTY OF AMFELS, INC., A COPRORATION ORGANIZED UNDER THE LAWS OF THE STATE OF TEXAS , AND ARE MAINTAINED IN CONFIDENCE

                           THEREBY, AND RECEIPT OF THIS DOCUMENT AND THE INFORMATION CONTAINED HEREIN CONSTITUTES THE AGREEMENT OF THE PERSON OR ENTITY RECEIVING SAME TO MAINTAIN THIS DOCUMENT AND THE INFORMATION CONTAINED HEREIN IN CONFIDENCE. RECEIPT OR POSSESSION OF THIS DOCUMENT DOES NOT CONVEY ANY RIGHTS TO REPRODUCE THIS DOCUMENT OR TO DISCLOSE ITS CONTENTS, OR TO MANUFACTURE, USE OR SELL ANYTHING SHOWN OR DESCRIBED IN THIS DOCUMENT. REPRODUCTION, DISCLOSURE, OR USE OF THIS DOCUMENT OR ANY INFORMATION CONTAINED HEREIN WITHOUT SPECIFIC WRITTEN AUTHORIZATION OF AMFELS, INC. IS STRICTLY FORBIDDEN."

         (c) The obligation of confidentiality provided in this Section 30 shall not apply to such portion of the Confidential Information which now or hereafter is described in an issued Singapore or foreign letters patent or is now or hereafter published in a printed publication generally available in the industry (except where published in violation of this Agreement).

         (d) The design of the Platform and the descriptions, drawings, specifications, and calculations prepared by Builder in connection with the design and construction of the Platform are and shall remain the property of Builder. Owner shall have no right to use, sell, license, or otherwise commercialize such design or any such descriptions, drawings, specifications, and calculations except in connection with the ownership and operation of the Platform. Builder hereby grants to Owner upon delivery of the Platform an irrevocable, non-exclusive, royalty free, perpetual license to use, lease, sell, or otherwise dispose of (but not to duplicate or manufacture) all or any of Builder's interest in the Platform or the design thereof which has heretofore been patented by Builder, or for which patents may be pending by Builder, or for which patent applications may hereafter be filed by Builder. Owner shall have the right to transfer the license referred to hereinabove along with the Platform whenever Owner sells the Platform, provided Owner obtains from the purchaser an agreement in writing (an executed original of which shall be promptly delivered to Builder) providing that such party undertakes the same obligations as Owner has pursuant to this
                  Section 30.

         (e) The license herein granted shall apply only to the one Platform to be constructed pursuant to this Agreement. If at any time Owner is in default of any of its obligations under this Section 30, Builder may cancel and terminated the licenses granted by Builder herein, by giving Owner ten (10) days prior written notice of the intention to terminate; provided, however, termination shall not relieve Owner of its obligations set forth in this Section 30, and the same shall continue in full force and effect. Owner shall promptly notify Builder in the event Owner knows or learns of any unauthorized use of the descriptions, drawings, specifications, and calculations prepared by Builder in connection with the design and construction of the Platform by any person or party or if Owner learns of any infringement of any patent held by Builder in connection with the design or construction of the Platform. Nevertheless, without the prior written consent of Builder, Owner shall initiate no notices of unlawful use of or infringement to the party or person using the descriptions, drawings, specifications, and calculations prepared by Builder in connection with the design and construction of the Platform or the applicable letters patent, and shall engage in no positive or overt acts toward such party or person which would create a justiciable controversy between such party or person and Builder with respect thereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their respective duly authorized representatives on the date first shown above.


AMFELS, INC.



By:      /s/ C. H. Tong
         --------------
Name:    C. H. Tong
Title:   Director


CHILES OFFSHORE LLC




By: /s/ William E. Chiles
    ----------------------
Name:   William E. Chiles
Title:  President

                                    EXHIBIT A

                       TO PLATFORM CONSTRUCTION AGREEMENT

                                PAYMENT SCHEDULE

Buyer shall make payment to Builder as follows:

                  EVENT                          PERCENTAGE OF CONTRACT PRICE

                  Contract Signing                            15%

                  Start of Fabrication                        15%

                  Keel Laying                                 20%

                  Install 3rd Spud Can                        20%

                  Launching                                   20%

                  Delivery                                    10%



                                    EXHIBIT B

                       TO PLATFORM CONSTRUCTION AGREEMENT

                       SPECIFICATIONS AND DESIGN DRAWINGS



                  Specification for the Construction and Outfit of a Mobile Offshore Self-elevating Drilling Unit, Keppel FELS Class B dated 5th April 2000

General Arrangement Drawings:

-        General Arrangement, Outboard Profile D001
         -        General Arrangement, Inner Bottom Tank Arrangement D002
         -        General Arrangement, Machinery Deck (5 ft level) D003
         -        General Arrangement, Machinery Deck. (16 ft level) D004
         -        General Arrangement, Main Deck 25ft level D005-01
         -        General Arrangement, Main Deck 30ft level D005-02
         -        General Arrangement, Main Deck 40ft level D005-03
         -        General Arrangement, Main Deck 50ft level D006-04
         -        General Arrangement, Main Deck 60ft level D006-05
         -        General Arrangement, Main Deck 70ft level D006-06


Schematic Drawings:

-        A.C. One Line Diagram E02
-        D.C. One Line Diagram E03
-        Preload Fill & Dump System P101
-        Salt Water System P104
-        Drill Water System P106
-        H.P. & L.P. Air Systems P113
-        Low Pressure Mud Systems P115
-        High Pressure Mud and Cement P117
-        Fuel Oil System P110
-        Bilge System P102
-        Drain System P112
-        Fire Fighting System P105
-        Heliport Foam System P119
-        Exhaust System P121
-        Engine Cooling System P108
-        Leg Jetting System P103

                                    EXHIBIT C

TITLE XI PROVISIONS

         1. INSPECTION BY THE SECRETARY'S REPRESENTATIVES. The Shipyard shall permit inspection by, supply information to, and cooperate with representatives of the Secretary of Transportation acting by and through the Maritime Administrator (the "Secretary") at its yard where the assembly of the Vessel is now taking place and at such other yards of the Shipyard, its affiliates and subcontractors where parts of the Construction Contract or subcontracts may be performed. Shipyard acknowledges that such cooperation may include, but is not limited, to providing the Secretary: 1) access to the Vessel and areas of the Shipyard where work related to the Vessel is being performed by the Shipyard, its contractors and subcontractors, at all reasonable times during normal working hours to inspect performance of the Work, and to observe trials and other tests; 2) copies of detailed production and construction schedules for the Vessel along with changes to such documents as they occur; 3) access to contract plans and specifications for the Vessel; 4) reasonable access to Shipyard's production manager or supervisor; 5) information on the origination and source of materials; and 6) access to progress payment and construction milestone information. In conjunction with any such inspections by the Secretary, the Shipyard will furnish, on a temporary basis, reasonable space at its yard for the Secretary's representatives and communication, copying and other facilities as appropriate. The Secretary's access to the Vessel shall be at the Secretary's and Shipowner's sole risk. The Shipyard assumes no responsibility for its own negligence, and Shipowner assumes full liability for any injury that the Secretary or its representatives, agents or contractors may sustain on the Vessel during its construction and the Shipowner hereby fully releases and discharges and shall defend and indemnify the Shipyard from any liability with respect thereto.

         2. CHANGES IN CONSTRUCTION CONTRACT. Notwithstanding anything to the contrary contained in the Construction Contract, the Construction Contract shall not be amended, modified or terminated except in writing duly signed by the Shipyard and Shipowner with the Secretary's prior written consent, PROVIDED THAT the Secretary's prior written consent shall not be necessary, but prior written notice to the Secretary shall be given, for (a) any mandatory changes to the Construction Contract as a result of any requirements of the classification society or any governmental agency, or (b) any non-mandatory changes that Shipyard and Shipowner desire to make which do not exceed, with respect to any item of the Vessel's construction, one (1%) percent of the Vessel's Contract Price and which do not, in the aggregate, cause the Vessel's Contract Price to be increased more than five (5%) percent or the delivery and completion date of the Vessel to be extended more than ten (10) days. Notwithstanding the foregoing, no change shall be made in the general dimensions and/or characteristics of the Vessel which would diminish the capacity of the Vessel to perform as originally intended by the Construction Contract, without the Secretary's prior written consent.

         3. INSURANCE. A. Until each Vessel has been completed, physically delivered at the place of delivery and accepted by Shipowner, Shipyard shall cause such Vessel and all materials, outfitting, equipment and appliances to be installed in the Vessel including all materials, outfitting, equipment and appliances provided by the Shipowner and delivered to Shipyard for the construction of the Vessel or in the construction thereof, to be insured under a full form Builder's Risk Policy under the latest American Institute Builder's Risk Form in force and effect at the time that the construction of the Vessel is Commenced when the Vessel's keel is laid, all at Shipyard's expense. Such policy(ies) shall name the Shipyard, the Shipowner and the United States of America as assureds. The policy(ies) shall provide that there shall be no recourse against the Shipowner and the United States of America for payment of any premiums. The policy(ies) shall also provide a 30 day prior written notice of cancellation or material change in the policy to the Shipowner and the United States of America (U.S. Department of Transportation, Maritime Administration 400 Seventh St. S.W., Washington D.C. 20590 Attention, Chief, Division of Marine Insurance). The amounts, terms and conditions, deductibles and underwriters of the Builder's Risk Policy(ies) shall at all times be satisfactory to the Shipowner and the Secretary.

         B. The Builder's Risk policy(ies) shall provide that all losses in excess of $100,000 shall be paid to the Secretary for distribution by him to himself, the Shipyard and the Shipowner in accordance with the Security Agreement between the Shipowner and the Secretary, MA- _________, dated __________, involving the Vessel.

                  c. Shipyard shall also purchase and maintain, at its expense, during the life of the Construction Contract, Worker's Compensation Insurance at statutory amounts, with Longshoreman & Harbor Workers Compensation Act coverage endorsements, Employer's Liability Insurance in the amount of at least $10,000,000 and Public Liability Insurance against property damage, death and bodily injury in the amount of not less than $10,000,000.

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                  d.       A satisfactory confirmation of insurance outlining
                           the pertinent terms and conditions of the Builder's Risk Policy(ies) referred to above shall be provided to the Shipowner and the Secretary. The Shipowner shall be furnished a certificate of insurance for all other policies required hereunder. The original of the said Builder's Risk Policy shall be available in the Shipyard's office. All of the policies of insurance and certificates referred to herein shall contain a provision requiring the insurer at risk to give Shipowner and the Secretary thirty (30) days' notice, in writing prior to cancellation of any such insurance.

         4. PROGRESS PAYMENTS. Notwithstanding any provisions in the Construction Contract to the contrary. the Construction Contract and related contracts shall contain provisions for making periodic payments for the work performed based on the percentage of physical completion of the Vessel, after such percentage and satisfactory performance are certified by the Shipowner, the Shipyard and a representative of the Secretary as to each payment

         5. CERTIFICATE OF NO LIENS. At the time of any Closing and at the time of delivery of the Vessel and from time to time as payments will be requested from amounts held in escrow by the Secretary, the Shipyard agrees, on behalf of itself, or any party claiming through the Shipyard, to execute certificates of no liens, in form and substance reasonably satisfactory to the Secretary, with respect to the applicable Vessel, hull or component parts for which payment is requested and with respect to all work that has previously been accomplished.

         6. TITLE. Notwithstanding anything to the contrary contained in the Construction Contract, title to all work, materials and components, incorporated in, or to be incorporated in the bulls and in each Vessel (the "Equipment") shall vest in Shipowner on the earliest of, a) when Shipowner pays Shipyard for the Equipment, or b) when (i) such work is performed on the hull of each Vessel, (ii) such materials are installed in the hull of each Vessel, or

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                  (iii) such components are fabricated and installed in the hull of each Vessel.

         7. SUBORDINATION. The Shipyard agrees to, and does hereby fully subordinate to the rights of the Secretary all liens and security rights and remedies to enforce such rights which the Shipyard has or may have with respect to the Equipment to which title has passed to Shipowner, and to the Equipment that has not been paid for by the Shipowner to the extent that such Equipment has actually been incorporated into the Equipment for which title has passed to the Shipowner. Prior to commencement of any work under this Construction Contract, the Shipyard shall provide to the Secretary the release or subordination of any claim to a security interest or other encumbrance, and the remedies to enforce such rights, held or claimed by any of the Shipyard's lenders. Said release or subordination shall be in form and substance satisfactory to the Secretary.

         8. EQUIPMENT PROCEEDS. In the event that prior to delivery of the Vessel and (i) following the occurrence or during the continuance of any default by Shipowner under the Security Agreement executed in favor of the Secretary by the Shipowner in connection with the financing of the construction of the Vessel under the Construction Contract or (ii) the occurrence or during the continuation of any material default by the Shipyard under the Construction Contract which would permit the Shipowner to cancel the Construction Contract,, the Secretary shall have the sole right to sell the Equipment. Any proceeds the Secretary receives from the sale of the Equipment, after deducting any fees or costs it incurs in connection with the enforcement of its rights under the Security Agreement, shall be distributed promptly to the Secretary for payment of the all amounts secured by the Security Agreement.

         9. CONSENT OF SHIPYARD. The Shipyard will separately enter into a Consent of Shipyard allowing the assignment by Shipowner to the Secretary, for purposes of security, of all of Shipowner's right, title and interest in the Construction Contract, and the proceeds thereof,

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                  if any such exists or shall exist in the future. Such proceeds include any amounts that may be due to be refunded to Shipowner by the Shipyard or by any subcontractor or supplier to the Shipyard arising out of the Construction Contract, as amended, and any subcontracts or supply contracts into which the Shipyard has entered into or may enter into as a part of construction process. In the event of a default of the Shipyard under the Construction Contract, the Secretary may enforce Shipowner's rights hereunder. In the event of any discrepancy between a position of the Secretary and a position of the Shipowner, the Secretary's decision shall be binding on the Shipowner.

         10. DISTINCT OBLIGATIONS. Shipyard hereby agrees and acknowledges that the obligations of Shipowner under the Construction Contract with regard to the Vessel are separate, distinct and independent of any other obligation or agreement of Shipowner and that a default by Shipowner under such other obligation or agreement shall not in any way affect the obligations of Shipyard under the Construction Contract with regard to the Vessel or permit Shipyard to exercise any right of set-off or other remedy (all of which Shipyard expressly waives and agrees not to assert) which could materially adversely affect the Construction Contract, the Vessel or the construction thereof.

         11. RIGHT TO CURE. Notwithstanding anything to the contrary contained in the Construction Contract, Shipyard agrees to give the Secretary written notice, concurrent with any notice given to the Shipowner under the Construction Contract of any default by Shipowner and hereby grants the Secretary thirty
                  (30) days from the receipt of any such notice to cure any default under the Construction Contract, and Shipyard agrees to take no action to enforce its rights Pursuant to the Construction Contract until the lapse of said thirty (30) days.

         12. SHIPYARD PLANS. Upon the delivery of the Vessel, or earlier if feasible, upon the Secretary's request, Shipyard and Shipowner agree to submit to the Secretary one set of

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                  Shipyard plans, in form and substance satisfactory to the
                  Secretary, for the Vessel as built.

         13. NOTICES. Any notice or other communication required or permitted to the Secretary hereunder shall be sent by (i) certified mail, postage prepaid, (ii) by nationally recognized overnight courier service, (iii) or by facsimile transmission, confirmed by certified mail, postage prepaid, or by nationally recognized overnight courier service, addressed as follows:

                                    United States Maritime Administration
                                    400 Seventh Street, S.W.
                                    Washington, D.C. 20590
                                    Attention:   Office of Ship Finance